Phunware to Present and Host One-on-One Meetings at the LD Micro 20th Annual Main Event on Tuesday, October 20, 2026

AUSTIN, Texas – October 5, 2026 – Phunware, Inc. (“Phunware” or the “Company”) (NASDAQ: PHUN), a provider of AI-enabled guest intelligence software to operators of hotels, resorts and other large, complex properties, today announced that Phunware’s CEO, Dmitry Kroshka, will host an in-person presentation and one-on-one meetings at the LD Micro 20th Annual Main Event, taking place October 20–21, 2026 at the Luxe Sunset Boulevard Hotel in Los Angeles, California.

Mr. Kroshka’s presentation will highlight Phunware 2.0, the Company’s repositioning around the Guest Intelligence Platform, which is sold as a recurring subscription per property and expanded module by module. The platform brings together location, property management and transactional data to help guests discover what a property offers, find their way around it and book dining, spa services and activities, and to give operators a clearer view of what their guests want and ancillary income generated. He will also discuss AI Concierge, which was commercially released in January 2026 and is in production, the Company’s roadmap for the AI Itinerary Builder and the Location-Aware Data Layer, and the planned expansion of the platform beyond hospitality into healthcare campuses and senior living.

LD Micro Main Event XX

Date: October 20–21, 2026

Location: Luxe Sunset Boulevard Hotel, Los Angeles, CA

Conference Website: Click here

Format: In-person Presentation and 1x1 meetings

Presentation: Tuesday, October 20, 2026, 10:30 a.m. PT (1:30 p.m. ET), Track 3

Webcast Registration: Click here

Attendees: Chief Executive Officer Dmitry Kroshka

To schedule a one-on-one meeting with Phunware management, please contact your conference representative, email your request to PHUN@mzgroup.us, or call Chris Tyson at (949) 491-8235.

About Phunware

Phunware, Inc. (NASDAQ: PHUN) is an enterprise software company specializing in mobile app solutions for hospitality, healthcare and other large property related customers, with integrated intelligent capabilities. We provide businesses with the tools to create, implement, and manage custom mobile applications, analytics, and location-based services. Phunware is transforming mobile engagement by delivering scalable, personalized, and data-driven mobile app experiences.

Phunware’s mission is to achieve unparalleled connectivity and monetization through the widespread adoption of Phunware mobile technologies, leveraging brands, consumers, partners, and market participants. Phunware is poised to expand its software products and services audience through new generative AI products and product enhancements which are in development, utilize and monetize its patents and other intellectual property, and focus on serving its enterprise customers and partners.

For more information on Phunware, please visit www.phunware.com.

Safe Harbor / Forward-Looking Statements

This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, our objectives for future operations, the development and commercial rollout of our Product 2.0 strategy and Guest Intelligence Platform, the performance and adoption of our AI Concierge, AI Itinerary Builder, and Location-Aware Data Layer capabilities, the expansion of our product offering into adjacent end markets, and the timing of upcoming investor and industry events, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” and similar expressions are intended to identify forward-looking statements.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. These forward-looking statements involve risks, uncertainties, and other assumptions that may cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the SEC. We undertake no obligation to update any forward-looking statements.

By their nature, forward-looking statements involve risks and uncertainties. We caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those expressed or implied by these forward-looking statements.

Investor Relations Contact:

Chris Tyson, Executive Vice President

MZ Group – MZ North America

949-491-8235

PHUN@mzgroup.us

www.mzgroup.us